UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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AQUILA, INC.
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This filing consists of the April 2007 edition of Integration Insights, a newsletter prepared by Great Plains Energy Incorporated, which Great Plains mailed to the employees of Aquila, Inc. and which Aquila has posted to its internal website.

Integration Insights

Keeping employees informed as we forge Great Plains Energy and Aquila into one strong regional utility

April 2007

Welcome to the first monthly issue of the Great Plains Energy-Aquila integration planning newsletter!

Mike Chesser

I have experienced first-hand the benefits of keeping all employees informed during an acquisition. This newsletter is one of the ways that our transition teams will keep you in the loop. We plan to provide frequent progress updates through in-person meetings, printed publications and online vehicles.

We are putting a premium on communication because it helps foster a dialogue between our two companies while guarding against the seemingly ever-present “rumor mill.”  If you have a question, ask it.  Misinformation is the enemy of a smooth integration, and we want to make sure everyone is comfortable that they understand our future plans.  One of the reasons I’ve recently traveled to many Missouri Aquila locations is to help provide accurate information about our specific integration plans and to express our desire to achieve the strong regional utility of which we will all be proud.

In these newsletters, you will receive updates on the efforts being undertaken by the eight major transition teams, which are made up of representatives from both GPE and Aquila.  In the last two months, the teams have been formed and begun meeting to outline the specific action plans that will allow us to operationally integrate these two companies upon closing. At the same time, we’ve begun the process of meeting with investors and regulators to secure the necessary approvals to close the transaction within a reasonable timeframe. These efforts have involved many employees from throughout our two companies, and our executive teams sincerely thank them for their efforts.

As I have said many times to employees at both companies, during the transition period, we must remain focused on running our individual companies.  We have a responsibility to customers, shareholders and our fellow employees to achieve the ambitious goals both companies set before the end of last year.

Thanks for your engagement and support.

Mike Chesser,

Chairman of the Board and CEO, Great Plains Energy

Transition Team Update

Transition teams made up of Aquila and KCP &L employees have been formed to plan the many details of integrating two companies into one strong regional utility. Over the next months, this newsletter will update employees on transition team progress and each team’s plans for the next 30 days.

Deal Closure Team

The Deal Closure team includes two sub-teams, Contracts & Filings (C&F) and the Black Hills (BH) Transition. Todd Kobayashi is team lead. His Aquila counterpart is Tom Fleener and his Black Hills counterpart is Rich Kinzley.

The C&F team is assembled and focused on getting the merger cases filed in each state (KS, MO, NE, IO, CO) the antitrust filing completed (HSR filing) and the FERC merger approval filed. The Great Plains Energy (GPE) team has completed the merger filing testimony plan, with testimony nearly finalized. The teams have also made progress in setting up the transition services committee which will create a transition services and integration plan by late July.

THIS MONTH: State merger filings were made last week. The FERC merger filing is anticipated to be made toward mid-April and the Hart-Scott-Rodino antitrust filing will follow. Pro-forma financials production is underway to provide the financial statements necessary for the joint proxy filing. The target date for SEC filing of the joint proxy is the first week in May.

Plant Operations Integration Team (POiT)

Plant Operations is responsible for the integration of plant operations between KCP&L and Aquila, including capital, organization and operation, workforce and systems. Marvin Rollison leads the team. His Aquila counterpart is Terry Hedrick.

The Plant Operations Integration team completed its team structure, including roles and responsibilities, and has identified major plant issues in four categories: Capital, Workforce, Systems and Organization and Operation. The Plant Operations team has also sent its first major data request to Aquila regarding these issues. GPE and Aquila have met to discuss and share information on several projects, such as the railcar/dumper project at Aquila’s Lake Road facility in St. Joseph, Mo., and Aquila’s implementation of Maximo, a work management system (WMS). KCP&L will explore a common WMS platform later in the planning process.

THIS MONTH: Site visits will be scheduled for the Plant Operations Integration team and the site assessment process will be finalized.

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Transition Team Update continued from page 1

Energy Resource Management (ERM) Team

The Energy Resource Management (ERM) team is responsible for Power Marketing and Resource Management. Todd Kobayashi is team lead. Kevin Noblet is his Aquila counterpart.

The teams have met to determine Day 1 operations systems needs, which will be relayed to IT. The ERM and fuels needs have been fully defined.

THIS MONTH : The team will continue to develop its work plan, identify control center desk needs and develop understanding of Aquila’s merchant business, trading counterparties and brokerage relationships. Much IT work needs to be accomplished to secure systems functionality for Day 1 operations.

Energy Solutions Team

The Energy Solutions team (ES) will integrate customer products and services, including energy efficiency for the combined customer base, and manage relationships with large customer accounts. The team will also plan residential and commercial sales integration efforts. Team lead is Kevin Bryant. His Aquila counterpart is Dennis O’Dell.

The ES team has been assembled; the organizational structure, finalized; and the initial draft of the IT project list, drafted. The team has outlined key issues to address, and constructed a work plan with key dates and deliverables.

THIS MONTH: The project team will determine the state of all Aquila customer programs and assess the applicability, potential and requirements to offer KCP&L customer programs within Aquila’s service territory. We’ll also develop an action plan to provide KCP&L E-Service products across the organizations, evaluate Aquila’s key customer account service model and develop a strategy to leverage KCP&L’s customer segmentation approach.

Delivery Team

The Delivery team is responsible for the operational integration of the transmission and distribution systems, customer care centers, outage response, safety, meter reading and billing. A key goal is to achieve Tier 1 performance, especially in the customer segment. Bill Herdegen leads Delivery. His Aquila counterpart is Ivan Vancas. The team includes three sub-teams: Transmission, Distribution and Customer Services.

The Transmission team has visited Aquila service centers at Warrensburg and Oak Grove and the Communication/Relay Shop. Ten sub-teams have been identified; and charters, created. The initial review of Aquila’s transmission system has uncovered several best practices that will be adopted. The Distribution team has created 15 additional sub-teams. All sub-teams draw on subject matter experts from both companies to design processes that will ensure Tier 1 performance.

THIS MONTH: The teams will build common understanding of how each company operates. Each extended team will work to achieve Tier 1 performance in that area and will also complete the detail for the already-identified customer service issues. The Transmission and Distribution sub-teams will identify any overlaps between their two areas.

IT Team

The IT transition team is responsible for developing the integration planning support tools that all the teams will use during this process; supporting all the business area integration teams to help achieve their Day 1 and Day S business objectives; and developing integration plans for the IT organization including infrastructure, business applications, and establishing the IT standards and business practices.

The team will manage the integration of the business applications, telecommunications systems, IT infrastructure, security and software licensing to bring the two companies together. Team leader is Chuck Tickles and his Aquila counterpart is Scott Buchholz.

The IT team has been formed, the team charter and initial project list and time line have been developed and several enabling projects have been launched inside of KCP&L to support the integration of systems and data from Aquila. The team will also focus on IT transition activities between KCP&L and Black Hills.

THIS MONTH: The team will launch additional IT integration-related projects. Over 40 have been identified to support both the IT infrastructure and business application planning efforts. The team will look for best practices and tools between the two companies and will work with the Black Hills IT team, to ensure the coordinated transition between Aquila, Black Hills and KCP&L on all applications and systems support.

Finance & Accounting Team

The Finance & Accounting transition team lead is Darrin Ives. His Aquila counterpart is Becky Sandring. Integration activities are being conducted through four sub-teams consisting of Finance & Risk Management, Accounting, Planning & Budgeting and Corporate Controls.

Team members have been identified and team charters have been developed for the four sub-teams. Functional areas to be considered in the integration process have been identified by sub-team and initial key issues have been identified for further evaluation. GPE, Aquila and Black Hills Finance and Accounting representatives participated in a two- and one-half day kickoff workshop at Aquila’s offices, where participants shared key processes and functional area responsibilities to develop a foundation for future integration planning.

THIS MONTH: The sub-teams will plan and conduct initial integration meetings to build understanding of people, processes and functional responsibilities and will identify data requests to refine key issues. All sub-teams will be planning the functional structure of their respective areas, including processes, organizational design and personnel needs.

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In the Spotlight

John Marshall, Integration Planning Team Leader

In-depth checklist will guide preparations for Day 1 transition to one company

The acquisition of Aquila makes a tremendous amount of sense, and has the opportunity to be one of the best acquisitions in the history of the utility business, if we execute it correctly. It will allow us to add enormous value to the communities we serve in terms of supplying reliable, affordable, clean and safe power for many years to come.

The overall objective of this acquisition is to operationally integrate the companies in a way that adds value to all concerned. Everything must be done in an orderly, disciplined fashion to make the best use of our resources as we navigate through the transition period. We believe we’ve developed a very sound strategy to manage the planning and execution of the transition to be prepared for Day 1 operations and beyond.

We’ve developed a six-step process described below that outlines how we’ll proceed from today to deal close, which we anticipate will occur in the first quarter of 2008. We’ve launched all of our transition teams (the first step) and are now moving into the next step of the process. This involves developing a deeper understanding of the business and how it works, as we begin thinking about actually bringing the operations of the two companies together — everything from payroll, to the way we pay our suppliers, to how we inventory materials.

Right now we’re also working to file our applications for state regulatory approvals and, following that, for our FERC regulatory approval. Then we’ll file our Hart-Scott-Rodino pre-merger notification with the Department of Justice. This summer, we should be ready to ask both Aquila and Great Plains Energy shareholders to approve the transaction. Once those approvals come, the pace and depth of detailed planning will greatly accelerate.

Throughout the next year, we will focus on how to achieve Tier 1 performance in all functional areas of the business. This long-term sustainability of performance is not a destination that we’ll seek; it will become our way of life and the way we operate our combined businesses going forward.

Our plan also calls for us to build what I refer to as a “play book,” about two months prior to the anticipated Day 1 operations. That will be an in-depth checklist of everything we need to do to be ready to fly on that day. As the saying goes, “The devil’s in the details,” so we need to be highly disciplined in checking off those very important tasks.

I want all Aquila and KCP&L employees to know that, from an overall planning perspective, we’ve got things well under control. We have a solid plan, we’ve engaged some very talented individuals devoted to the Transition Planning Team, and we’re making excellent progress in our timeline. The support from Aquila and Black Hills Corporation has been very good. We’ve allowed adequate time to make our way through the planning process in a disciplined manner to get the outcome we’re looking for.

John Marshall joined Kansas City Power & Light in May 2005 as Senior Vice President of Delivery, overseeing Customer Operations, Transmission Services, Information Technology and Energy Solutions. From 2001 to 2002, he was Senior Vice President of Customer Service at the Tennessee Valley Authority, and from 1999 to 2001, he served as president of Duquesne Light Company, Pittsburgh, Pa. Prior to that, John was Vice President of Entergy Corporation and served in various nuclear and fossil generation, transmission, distribution, customer service, information services and retail operations positions. His broad experience makes him an ideal choice to lead the Integration Planning Leadership Team.

Bringing the transition to fruition

A six-step process will take us from deal announcement to deal close. Each of the six-steps is designed with a major deliverable in mind:

1.  LAUNCH TEAMS: Each integration planning team will develop a charter that will serve as a contract defining what they will deliver, as well as integration planning assumptions and target financials. Each team will also develop a work plan that outlines the key tasks, milestones and deliverables. Step 1 Accomplished.

2.  COMMON UNDERSTANDING: The teams will deliver a view of the requirements that must be in place at deal close and the date of steady state (roughly 12 months after deal close, although this will vary by team) to ensure successful operation of the combined businesses and accrual of the projected synergy value.

3.  DESIGN FOR TIER 1 PERFORMANCE: Teams will deliver an operating blueprint for the combined entity at deal close and steady state. The teams will also provide a strategy for achieving Tier 1 operations (defined as top quartile performance against peer companies) over a one-year (post deal close) time horizon.

4.  DELIVER IMPLEMENTATION PLANS: Teams will build their area-specific plans to address the actual integration that will initiate upon deal close. These plans will be detailed efforts that identify activities, resources and deliverables through steady state. IT will carefully orchestrate systems/data transition and prioritization of deal close systems operations.

5.  LAUNCH ENABLER PROJECTS: Teams will classify all projects and initiate those that are required for operations or for deal close. For example, the upgrade of PeopleSoft Financials and Human Resources software would qualify as enabler projects.

6.  PREPARE PLANS FOR DEAL CLOSE: Finally, one to two months prior to deal close, each team will develop detailed checklists to get to and through the period immediately following deal close.

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Transition Team Update   continued from page 2

Support Services Team

Support Services is led by Lora Cheatum and includes four sub-teams: Comp and Benefits (C&B), Human Resources (HR), Facilities and Supply Chain. Team members have been identified, and a work plan has been developed.

THIS MONTH: The C&B team will begin reviewing Aquila’s and KCP&L’s benefit plans, to create a total rewards program that is market competitive and will attract and retain skilled employees. The HR sub-team is planning the functional structure of HR for Day 1, including processes that will be used, structure and personnel needed. The team is also exploring the HR assistance Black Hills will need after Day 1. The Facilities sub-team will assess all Aquila and KCP&L owned and leased physical assets to determine synergies and energy efficiency. LEEDS certification will be a factor into physical asset decisions, as we are working to have the most energy-efficient assets possible. The Supply Chain sub-team will evaluate how to integrate purchasing and supply chain initiatives to gain synergies through partner alliances.

Transition FAQs

Who is serving on the transition teams and what are they doing?

Eight teams of Aquila and KCP&L employees were carefully selected to include input and representation from all areas without distracting from running the two companies' core business.  The teams will make all preparations to work together on Day 1. Between now and the fall, they will review key indicators for each area, and define the structure and processes to get to Tier 1. Then, from September to December, they will work on effective organizational structure that leverages the skills and talents of the Aquila and KCP&L employees.

Is it true you are eliminating 250-350 Aquila employees now in central and support services?

No. We have announced that we will eliminate 250-350 positions. We expect the number of people to be lower, due to retirements, natural attrition and increased opportunity in the larger KCP&L.

Will KCP&L freeze job openings for Aquila employees?

We have been very impressed with the talent and capabilities of the Aquila team, and we look forward to their contribution after the transition is completed.  Once we have a higher degree of certainly that the transaction will close, we'll do our best to hold positions open, to create as many opportunities as possible.

Will KCP&L’s nepotism policy cause related Aquila employees to lose their jobs?

No. All current Aquila employees who are related or have a relative at KCP&L will be grandfathered. But going forward, we think it’s important to have a diverse employment population, and will continue our current nepotism policy.

Information Concerning Forward-Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors, risks and uncertainties that could cause actual results to differ materially for the provided forward-looking information. These include: obtaining shareholder approvals required for the transactions; the timing of, and the conditions imposed by, regulatory approvals required for the transactions; satisfying the conditions to the closing of the transactions; Great Plains Energy successfully integrating the acquired Aquila, Inc., businesses into its other operations, avoiding problems which may result in either company not operating as effectively and efficiently as expected; the timing and amount of cost-cutting synergies; unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from Great Plains Energy’s expectations; the actual resulting credit ratings of Great Plains Energy or Aquila, Inc., or their respective subsidiaries; the effects on the businesses of Great Plains Energy or Aquila, Inc., resulting from uncertainty surrounding the transactions; the effect of future regulatory or legislative actions on Great Plains Energy or Aquila, Inc.; and other economic, business, and/or competitive factors. Additional factors that may affect the future results of Great Plains Energy are set forth in its most recent quarterly report on Form 10-Q or annual report on Form 10-K with the Securities and Exchange Commission ("SEC"), which are available at www.greatplainsenergy.com. Great Plains Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the acquisition of Aquila, Inc., by Great Plains Energy, Great Plains Energy intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/ prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila, Inc.  INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA, INC., ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA, INC., AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila, Inc., with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila, Inc., by contacting Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila, Inc., and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in Great Plains Energy’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 27, 2007, and the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding Aquila, Inc., directors and executive officers and their ownership of Aquila, Inc., common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, Inc., and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Margie Paxton, editor

Debbie Froelich, designer

Colleen Audas & Holly SopTick, contributing writers

Integration Insights, published monthly by Great Plains Energy, is the primary communication medium providing accurate and relevant information about the strategic transition.

Editorial offices are located on the 12th floor, 1201 Walnut, Kansas City, MO 64106-2124. Call (816) 556-2136 or e-mail marjorie.paxton@kcpl.com with your comments or suggestions.

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